Exhibit 32.2

XILINX, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Xilinx, Inc. (the “Company”) on Form 10-Q for the period ended January 3, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I, Kris Chellam, Senior Vice President of Finance and Chief Financial Officer of the Company, certify, pursuant to Title 18, Chapter 63, Section 1350 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)  The Periodic Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 30, 2004	/s/ Kris Chellam
Kris Chellam
Senior Vice President of Finance and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Xilinx, Inc. and will be retained by Xilinx, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.